                                                                   Exhibit 3.31


                            CERTIFICATE OF INCORPORATION

                                         OF

                         LATAS DE ALUMINIUM REYNOLDS, INC.


     FIRST:    The name of the corporation is Latas de Aluminium Reynolds, Inc.

     SECOND:   Its registered office in the State of Delaware is located at No.
100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD:    The nature of the business or purposes to be conducted or
promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH:   The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) shares of capital stock without par value.

     FIFTH:    The name and mailing address of each incorporator is as follows:

              Name                     Residence
              ----                     ---------

        John H. Galea            207 Hollyport Road
                                 Richmond, Virginia 23229

        Hugh C. Stromswold       3111 Darnley Drive
                                 Richmond, Virginia 23235

        Richard I. Dawes         8900 Watlington Road
                                 Richmond, Virginia 23229

     SIXTH:    In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the corporation.

               The corporation may in its By-Laws confer powers upon its Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon them by the statutes.

     SEVENTH: The books of the corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be from time to time designated by the Board of Directors or in the By-Laws of the corporation. Elections of Directors need not be by written ballot unless the By-Laws of the corporation shall so provide.


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

          WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named for the purpose of forming a corporation in pursuance of the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands and seals this 18th day of September, 1978.



                                        /s/ John H. Galea           (SEAL)
                                        ----------------------------
                                              John H. Galea




                                        /s/ Hugh C. Stromswold      (SEAL)
                                        ----------------------------
                                              Hugh C. Stromswold




                                        /s/ Richard I. Dawes        (SEAL)
                                        ----------------------------
                                              Richard I. Dawes

COMMONWEALTH OF VIRGINIA)
                        : ss.
COUNTY OF HENRICO       )


          BE IT REMEMBERED, that on this 18th day of September, 1978, personally came before me, Cecile E. Lee, a Notary Public for the County of Henrico, in the Commonwealth of Virginia, all of the parties to the foregoing Certificate of Incorporation, known to me personally to be such, and severally acknowledged the said Certificate to be the act and deed of the signers respectively and that the facts therein stated are truly set forth.

          GIVEN under my hand and seal of office the day and year aforesaid.



                                        /s/ Cecile E. Lee
                                        ----------------------------
                                              Notary Public


My Commission Expires September 5, 1981.

                              CERTIFICATE OF AMENDMENT

                                         OF

                            CERTIFICATE OF INCORPORATION


          LATAS DE ALUMINIUM REYNOLDS, INC., a corporation organized and existing under the laws of the State of Delaware, by its Vice President and its Assistant Secretary, hereby certifies as follows:

          FIRST: That the board of Directors of said Latas de Aluminium Reynolds, Inc., by unanimous written consent adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

               RESOLVED, that the Certificate of Incorporation of this corporation be amended by revising Article FIRST thereof so that as amended and revised, Article FIRST shall read as follows:

               "FIRST: The name of the corporation is Latas de Aluminio Reynolds, Inc."

               AND FURTHER RESOLVED, that said amendment is declared advisable and that any officer of this corporation be, and he hereby is, directed to advise Reynolds Metals Company, owner of all of the issued and outstanding stock of this corporation, of the amendment herein authorized, and to submit to said Reynolds Metals Company a form of consent to such amendment for execution by said company;

               AND FURTHER RESOLVED, that if Reynolds Metals Company consents to the amendment hereinabove set forth, the proper officers of this corporation be, and they are hereby, authorized to file the necessary certificate to effect said amendment with the Secretary of State of Delaware, and to cause a copy thereof, certified by said Secretary of State, to be recorded in the Office of the Recorder of New Castle County, Delaware;


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

               AND FURTHER RESOLVED, that the Secretary, or any Assistant Secretary, of this corporation be, and he is hereby, directed to file, or have filed, with the proper state official of any state in which this corporation is authorized to do business as a foreign corporation, a certified copy of the Certificate of Amendment and/or any other instrument which may be required by the laws of such state.

          SECOND: That said amendment has been consented to and authorized by the holder of all of the issued and outstanding stock of Latas of Aluminium Reynolds, Inc., entitled to vote, by a written consent given in accordance with the provisions of Section 228 of Title 8 of the Delaware Code, said consent having been executed and filed with this corporation on the 26th day of June, 1980.

          THIRD: That said amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of Title 8 of the Delaware Code.

          IN WITNESS WHEREOF, this Certificate has been made under the corporate seal of said LATAS DE ALUMINIUM REYNOLDS, INC., and Thomas E. Feagin, its Vice President, and Grace E. Clarke, its Assistant Secretary, have hereunto severally signed their names this 26th day of June, 1980.

                                              LATAS DE ALUMINIUM REYNOLDS, INC.



                                              By /s/ Thomas E. Feagin
                                                 ------------------------------
                                                      Thomas E. Feagin
                                                      Vice President



                                    Attest:  By /s/ Grace E. Clarke
                                                 ------------------------------
                                                      Grace E. Clarke
                                                      Assistant Secretary

               CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                              AND OF REGISTERED AGENT


It is hereby certified that:


1.   The name of the corporation (hereinafter called the "corporation") is

                LATAS DE ALUMINIO REYNOLDS, INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 229 South State Street, City of Dover 19901, County of Kent.

3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on September 9, 1987.


                                      /s/ John H. Galea
                                      -----------------------------------------
                                      Senior Vice President and General Counsel


Attest:


/s/ Jane C. Higgins
----------------------------------
        Assistant Secretary



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

                                                      STATE OF DELAWARE
                                                      SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                      FILED 09:00 AM  11/01/1990
                                                      903055125 - 860254

                  CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED

                            OFFICE AND REGISTERED AGENT

                                         OF

                          LATAS DE ALUMINIO REYNOLDS, INC.


          The Board of Directors of the LATAS DE ALUMINIO REYNOLDS, INC. a corporation of the State of Delaware, on this 29th day of October A.D. 1990, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is: 1013 Centre Road, in the City of Wilmington, in the County of New Castle.

          The name and the Registered Agent therein and in charge thereof upon whom process against the Corporation may be served, is: CORPORATION SERVICE COMPANY.

          The LATAS DE ALUMINIO REYNOLDS, INC., a Corporation of the State of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

          IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by its President and Secretary, this 29th day of October A.D. 1990.

                                      By: /s/ David Caroles
                                          -----------------------------------
                                              Vice President, General Counsel
                                              and Secretary


                             Attested By: /s/ D. Michael Jones
                                          -----------------------------------
                                              Assistant Secretary



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